Exhibit 4.7

EXECUTION VERSION

PLEDGE AGREEMENT JOINDER, dated as of November 27, 2018, made by each of the entities set forth on Schedule 1 (each an “Additional Pledgor” and collectively, the “Additional Pledgors”), in favor of JPMorgan Chase Bank, N.A., as Security Agent for the benefit of the Secured Parties. Capitalized terms used herein and not defined herein shall have the meanings assigned to such terms in the Pledge Agreement (as defined below).

WITNESSETH:

WHEREAS, reference is made to that certain credit agreement, dated as of October 9, 2015 (as amended, modified, supplemented or restated hereafter, the “Credit Agreement”), among CSC Holdings, LLC (a successor by merger to Neptune Finco Corp.), a Delaware limited liability company (the “Borrower”), the lenders party thereto, JPMorgan Chase Bank, N.A., as administrative agent and security agent, and the other parties thereto;

WHEREAS, in connection with the Credit Agreement, the Borrower and certain of its Subsidiaries (other than the Additional Pledgors) have entered into that certain pledge agreement, dated as  of June 21, 2016 (as  amended, supplemented  replaced or otherwise modified from  time to   time, the “Pledge Agreement”) in favor of the Security Agent for the benefit of the Secured Parties; and

WHEREAS, the Additional Pledgors have agreed to execute and deliver this Pledge Agreement Joinder in order to become a party to the Pledge Agreement;

NOW, THEREFORE, IT IS AGREED:

1.                                      Pledge. By executing and delivering this Pledge Agreement Joinder, each Additional Pledgor, as provided in Section 5.23 of the Pledge Agreement, hereby becomes a party to the Pledge Agreement as a Pledgor thereunder with the same force and effect as if originally named therein as a Pledgor and, without limiting the generality of the foregoing, hereby expressly assumes all obligations and liabilities of a Pledgor thereunder. Each Additional Pledgor hereby represents and warrants that each of the representations and warranties contained in Article III of the Credit Agreement and the other Loan Documents, in each case as they relate to such Additional Pledgor, each of which is incorporated herein by reference, are true and correct in all material respects (or in all respects if qualified by materiality or Material Adverse Effect) on and as the date hereof (after giving effect to this Pledge Agreement Joinder) as if made on and as of such date, except to the extent such representations and warranties expressly relate to an earlier date, in which case such representations and warranties are true and correct in all material respects (or in all respects if qualified by materiality or Material Adverse Effect), on and as of such earlier date, provided that each such reference in each such representation and warranty to any Borrower’s knowledge shall, for the purposes of this Section 1, be deemed to be a reference to such Additional Pledgor’s knowledge.

2.                                      Supplemental Schedules. Each Additional Pledgor hereby represents and warrants that, as of the date hereof, (i) Schedule 2.02 is a true and correct list of all of the Pledged Equity Interests owned by such Additional Pledgor in a Restricted Subsidiary and (ii) Schedule 2.03 (together with Schedule 2.02, the “Supplemental Schedules”) sets forth each Additional Pledgor’s name as it appears in official filings, state of organization, and any name changes occurring within the five-year period preceding the date hereof.

Each Additional Pledgor hereby agrees that the Supplemental Schedules shall constitute part of the Pledge Agreement.

3.                                      GOVERNING LAW. THIS PLEDGE AGREEMENT JOINDER AND ANY CLAIM, CONTROVERSY, DISPUTE OR OTHER CAUSE OF ACTION (WHETHER SOUNDING IN CONTRACT OR TORT OR OTHERWISE) BASED UPON, ARISING OUT OF OR RELATING TO THIS PLEDGE AGREEMENT JOINDER AND THE TRANSACTIONS CONTEMPLATED HEREBY SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK WITHOUT GIVING EFFECT TO ITS PRINCIPLES OR RULES OF CONFLICT OF LAWS TO THE EXTENT SUCH PRINCIPLES OR RULES ARE NOT MANDATORILY APPLICABLE BY STATUTE AND WOULD REQUIRE OR PERMIT THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION.

4.                                      Successors and Assigns. This Pledge Agreement Joinder will be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns, except that the Additional Pledgors may not assign, transfer or delegate any of their respective rights or obligations under this Pledge Agreement Joinder without the prior written consent of the Security Agent and any such assignment, transfer or delegation without such consent shall be null and void.

2

IN WITNESS WHEREOF, the undersigned has caused this Pledge Agreement Joinder to be duly executed and delivered as of the date first above written.

A R H, LTD.
CABLE SYSTEMS, INC.
CEBRIDGE ACQUISITION, LLC
CEBRIDGE CONNECTIONS, INC.
CEBRIDGE CONNECTIONS FINANCE CORP.
CEBRIDGE CORPORATION
CEBRIDGE GENERAL, LLC
CEBRIDGE LIMITED, LLC
CEBRIDGE TELECOM CA, LLC
CEBRIDGE TELECOM GENERAL, LLC
CEBRIDGE TELECOM ID, LLC
CEBRIDGE TELECOM IN, LLC
CEBRIDGE TELECOM KS, LLC
CEBRIDGE TELECOM KY, LLC
CEBRIDGE TELECOM LA, LLC
CEBRIDGE TELECOM LIMITED, LLC
CEBRIDGE TELECOM MO, LLC
CEBRIDGE TELECOM MS, LLC
CEBRIDGE TELECOM NC, LLC
CEBRIDGE TELECOM NM, LLC
CEBRIDGE TELECOM OH, LLC
CEBRIDGE TELECOM OK, LLC
CEBRIDGE TELECOM TX, L.P.
CEBRIDGE TELECOM VA, LLC
CEBRIDGE TELECOM WV, LLC
CEQUEL III COMMUNICATIONS I, LLC
CEQUEL III COMMUNICATIONS II, LLC
CEQUEL COMMUNICATIONS II, LLC
CEQUEL COMMUNICATIONS III, LLC
CEQUEL COMMUNICATIONS, LLC

each, as an Additional Pledgor

By:	/s/ Dexter Goei
Name: Dexter Goei
Title: President, Chief Executive Officer and
Director

(Signature Page to Pledge Joinder Agreement)

CEQUEL COMMUNICATIONS ACCESS SERVICES, LLC
CLASSIC CABLE, INC.
CLASSIC CABLE OF LOUISIANA, L.L.C.
CLASSIC CABLE OF OKLAHOMA, INC.
CLASSIC COMMUNICATIONS, INC.
FRIENDSHIP CABLE OF ARKANSAS, INC.
FRIENDSHIP CABLE OF TEXAS, INC.
HORNELL TELEVISION SERVICE, INC.
KINGWOOD HOLDINGS LLC
MERCURY VOICE AND DATA, LLC
NPG CABLE, LLC
NPG DIGITAL PHONE, LLC
ORBIS1, L.L.C.
TCA COMMUNICATIONS, L.L.C.
UNIVERSAL CABLE HOLDINGS, INC.
W.K. COMMUNICATIONS, INC.
KINGWOOD SECURITY SERVICES, LLC

each, as an Additional Pledgor

By:	/s/ Dexter Goei
Name: Dexter Goei
Title: President, Chief Executive Officer and
Director

(Signature Page to Pledge Joinder Agreement)

CEBRIDGE ACQUISITION, L.P., as an Additional Pledgor
By: CEBRIDGE GENERAL, LLC, its sole general partner

By:	/s/ Dexter Goei
Name: Dexter Goei
Title: President, Chief Executive Officer and
Director

(Signature Page to Pledge Joinder Agreement)

SCHEDULE 1
Additional Pledgors

A-1	A R H, Ltd	A-32	Classic Cable of Louisiana, L.L.C.
A-2	Cable Systems, Inc.	A-33	Classic Cable of Oklahoma, Inc.
A-3	Cebridge Acquisition, L.P.	A-34	Classic Cable, Inc.
A-4	Cebridge Acquisition, LLC	A-35	Classic Communications, Inc.
A-5	Cebridge Connections Finance Corp.	A-36	Friendship Cable of Arkansas, Inc.
A-6	Cebridge Connections, Inc.	A-37	Friendship Cable of Texas, Inc.
A-7	Cebridge Corporation	A-38	Hornell Television Service, Inc.
A-8	Cebridge General, LLC	A-39	Kingwood Holdings LLC
A-9	Cebridge Limited, LLC	A-40	Kingwood Security Services, LLC
A-10	Cebridge Telecom CA, LLC	A-41	Mercury Voice and Data, LLC
A-11	Cebridge Telecom General, LLC	A-42	NPG Cable, LLC
A-12	Cebridge Telecom ID, LLC	A-43	NPG Digital Phone, LLC
A-13	Cebridge Telecom IN, LLC	A-44	ORBIS1, L.L.C.
A-14	Cebridge Telecom KS, LLC	A-45	TCA Communications, L.L.C.
A-15	Cebridge Telecom KY, LLC	A-46	Universal Cable Holdings, Inc.
A-16	Cebridge Telecom LA, LLC	A-47	W. K. Communications, Inc.
A-17	Cebridge Telecom Limited, LLC	A-48	Cequel Communications, LLC
A-18	Cebridge Telecom MO, LLC
A-19	Cebridge Telecom MS, LLC
A-20	Cebridge Telecom NC, LLC
A-21	Cebridge Telecom NM, LLC
A-22	Cebridge Telecom OH, LLC
A-23	Cebridge Telecom OK, LLC
A-24	Cebridge Telcom TX, L.P.
A-25	Cebridge Telecom VA, LLC
A-26	Cebridge Telecom WV, LLC
A-27	Cequel Communications Access Services, LLC
A-28	Cequel Communications II, LLC
A-29	Cequel Communications III, LLC
A-30	Cequel III Communications I, LLC
A-31	Cequel III Communications II, LLC

SCHEDULE 2.02
SCHEDULE OF PLEDGED EQUITY INTERESTS

Pledged Equity Interests

	Issuer	Owner	Class or Series	Share Certificate No.	Percent of Equity Interest Owned	Percent of Equity Interest Pledged
A-1	A R H, Ltd	Cebridge Connections, Inc.	LLC Membership Interests	A-31	100%	100%
A-2	Cable Systems, Inc.	Cebridge Connections, Inc.	common stock	9	100%	100%
A-3	Cebridge Acquisition, L.P.	Cebridge General, LLC	General Partnership Interests	N/A	1%	100%
		Cebridge Limited, LLC	Limited Partnership Interests	N/A	99%	100%
A-4	Cebridge Acquisition, LLC	Cequel Communications III, LLC	LLC Membership Interests	N/A	100%	100%
A-5	Cebridge Connections Finance Corp.	Cequel Communications, LLC	common stock	2	100%	100%
A-6	Cebridge Connections, Inc.	Cebridge Corporation	common stock	1	100%	100%
A-7	Cebridge Corporation	Cebridge Connections Finance Corp	common stock	1	100%	100%
A-8	Cebridge General, LLC	Cequel Communications, LLC	LLC Membership Interests	N/A	100%	100%
A-9	Cebridge Limited, LLC	Cequel Communications, LLC	LLC Membership Interests	N/A	100%	100%
A-10	Cebridge Telecom CA, LLC	Cebridge Telecom Limited, LLC	LLC Membership Interests	N/A	100%	100%
A-11	Cebridge Telecom General, LLC	Cequel Communications, LLC	LLC Membership Interests	N/A	100%	100%
A-12	Cebridge Telecom ID, LLC	Cebridge Telecom Limited, LLC	LLC Membership Interests	N/A	100%	100%
A-13	Cebridge Telecom IN, LLC	Cebridge Telecom Limited, LLC	LLC Membership Interests	N/A	100%	100%
A-14	Cebridge Telecom KS, LLC	Cebridge Telecom Limited, LLC	LLC Membership Interests	N/A	100%	100%
A-15	Cebridge Telecom KY, LLC	Cebridge Telecom Limited, LLC	LLC Membership Interests	N/A	100%	100%
A-16	Cebridge Telecom LA, LLC	Cebridge Telecom Limited, LLC	LLC Membership Interests	N/A	100%	100%

7

A-17	Cebridge Telecom Limited, LLC	Cequel Communications, LLC	LLC Membership Interests	N/A	100%	100%
A-18	Cebridge Telecom MO, LLC	Cebridge Telecom Limited, LLC	LLC Membership Interests	N/A	100%	100%
A-19	Cebridge Telecom MS, LLC	Cebridge Telecom Limited, LLC	LLC Membership Interests	N/A	100%	100%
A-20	Cebridge Telecom NC, LLC	Cebridge Telecom Limited, LLC	LLC Membership Interests	N/A	100%	100%
A-21	Cebridge Telecom NM, LLC	Cebridge Telecom Limited, LLC	LLC Membership Interests	N/A	100%	100%
A-22	Cebridge Telecom OH, LLC	Cebridge Telecom Limited, LLC	LLC Membership Interests	N/A	100%	100%
A-23	Cebridge Telecom OK, LLC	Cebridge Telecom Limited, LLC	LLC Membership Interests	N/A	100%	100%
A-24	Cebridge Telcom TX, L.P.	Cebridge General, LLC	General Partnership Interests	N/A	1%	100%
		Cebridge Limited, LLC	Limited Partnership Interests	N/A	99%	100%
A-25	Cebridge Telecom VA, LLC	Cebridge Telecom Limited, LLC	LLC Membership Interests	N/A	100%	100%
A-26	Cebridge Telecom WV, LLC	Cebridge Telecom Limited, LLC	LLC Membership Interests	N/A	100%	100%
A-27	Cequel Communications Access Services, LLC	Cebridge Telecom Limited, LLC	LLC Membership Interests	N/A	100%	100%
A-28	Cequel Communications II, LLC	Cebridge Acquisition, L.P.	LLC Membership Interests	N/A	100%	100%
A-29	Cequel Communications III, LLC	Cequel Communications, LLC	LLC Membership Interests	N/A	100%	100%
A-30	Cequel III Communications I, LLC	Kingwood Holdings LLC	LLC Membership Interests	N/A	100%	100%
A-31	Cequel III Communications II, LLC	Cebridge Connections, Inc.	LLC Membership Interests	N/A	100%	100%
A-32	Classic Cable of Louisiana, L.L.C.	Friendship Cable of Arkansas, Inc.	LLC Membership Interests	2	12.63%	100%
		Friendship Cable of Texas, Inc.	LLC Membership Interests	1	87.37%	100%
A-33	Classic Cable of Oklahoma, Inc.	Universal Cable Holdings, Inc.	common stock	5	100%	100%
A-34	Classic Cable, Inc.	Classic Communications, Inc.	common stock	3	100%	100%
A-35	Classic Communications, Inc.	Cebridge Connections, Inc.	common stock & preferred stock	common stock: C-81; preferred stock: P-13	100%	100%

8

A-36	Friendship Cable of Arkansas, Inc.	Universal Cable Holdings, Inc.	common stock	005	100%	100%
A-37	Friendship Cable of Texas, Inc.	Universal Cable Holdings, Inc.	common stock	005	100%	100%
A-38	Hornell Television Service, Inc.	Cebridge Connections, Inc.	common stock	31	100%	100%
A-39	Kingwood Holdings LLC	Cebridge Connections, Inc.	LLC Membership Interests	N/A	100%	100%
A-40	Kingwood Security Services, LLC	Cequel III Communications I, LLC	LLC Membership Interests	N/A	100%	100%
A-41	Mercury Voice and Data, LLC	Cequel Communications, LLC	LLC Membership Interests	N/A	100%	100%
A-42	NPG Cable, LLC	Cequel Communications, LLC	LLC Membership Interests	N/A	100%	100%
A-43	NPG Digital Phone, LLC	NPG Cable, LLC	LLC Membership Interests	N/A	100%	100%
A-44	ORBIS1, L.L.C.	Cequel Communications Access Services, LLC	LLC Membership Interests	N/A	100%	100%
A-45	TCA Communications, L.L.C.	Cebridge Telecom Limited, LLC	LLC Membership Interests	N/A	100%	100%
A-46	Universal Cable Holdings, Inc.	Classic Cable, Inc.	common stock & preferred stock	common stock: 007 preferred stock: 1	100%	100%
A-47	W. K. Communications, Inc.	Universal Cable Holdings, Inc.	common stock	2	100%	100%

9

SCHEDULE 2.03
Organizational Information of Additional Pledgors

	Additional Pledgor	State of Organization	Name changes in the last 5 years
A-1	A R H, Ltd	Colorado	No
A-2	Cable Systems, Inc.	Kansas	No
A-3	Cebridge Acquisition, L.P.	Delaware	No
A-4	Cebridge Acquisition, LLC	Delaware	No
A-5	Cebridge Connections Finance Corp.	Delaware	No
A-6	Cebridge Connections, Inc.	Delaware	No
A-7	Cebridge Corporation	Delaware	No
A-8	Cebridge General, LLC	Delaware	No
A-9	Cebridge Limited, LLC	Delaware	No
A-10	Cebridge Telecom CA, LLC	Delaware	No
A-11	Cebridge Telecom General, LLC	Delaware	No
A-12	Cebridge Telecom ID, LLC	Delaware	No
A-13	Cebridge Telecom IN, LLC	Delaware	No
A-14	Cebridge Telecom KS, LLC	Delaware	No
A-15	Cebridge Telecom KY, LLC	Delaware	No
A-16	Cebridge Telecom LA, LLC	Delaware	No
A-17	Cebridge Telecom Limited, LLC	Delaware	No
A-18	Cebridge Telecom MO, LLC	Delaware	No
A-19	Cebridge Telecom MS, LLC	Delaware	No
A-20	Cebridge Telecom NC, LLC	Delaware	No
A-21	Cebridge Telecom NM, LLC	Delaware	No
A-22	Cebridge Telecom OH, LLC	Delaware	No
A-23	Cebridge Telecom OK, LLC	Delaware	No
A-24	Cebridge Telcom TX, L.P.	Delaware	No
A-25	Cebridge Telecom VA, LLC	Delaware	No
A-26	Cebridge Telecom WV, LLC	Delaware	No
A-27	Cequel Communications Access Services, LLC	Delaware	No
A-28	Cequel Communications II, LLC	Delaware	No
A-29	Cequel Communications III, LLC	Delaware	No
A-30	Cequel III Communications I, LLC	Delaware	No
A-31	Cequel III Communications II, LLC	Delaware	No
A-32	Classic Cable of Louisiana, L.L.C.	Louisiana	DBA Suddenlink Communication IV from May 5, 2016
A-33	Classic Cable of Oklahoma, Inc.	Delaware	No
A-34	Classic Cable, Inc.	Delaware	No
A-35	Classic Communications, Inc.	Delaware	No
A-36	Friendship Cable of Arkansas, Inc.	Texas	No
A-37	Friendship Cable of Texas, Inc.	Texas	No
A-38	Hornell Television Service, Inc.	New York	No
A-39	Kingwood Holdings LLC	Delaware	No
A-40	Kingwood Security Services, LLC	Delaware	No
A-41	Mercury Voice and Data, LLC	Delaware	No
A-42	NPG Cable, LLC	Delaware	No
A-43	NPG Digital Phone, LLC	Delaware	No
A-44	ORBIS1, L.L.C.	Louisiana	No
A-45	TCA Communications, L.L.C.	Texas	No
A-46	Universal Cable Holdings, Inc.	Delaware	No
A-47	W. K. Communications, Inc.	Kansas	No
A-48	Cequel Communications, LLC	Delaware	No